UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2014

HD SUPPLY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35979	26-0486780
(State or other Jurisdiction	(Commission File Number)	(I.R.S Employer
of Incorporation)		Identification Number)

3100 Cumberland Boulevard Suite 1480, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 852-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 15, 2014, HD Supply Holdings, Inc. (the “Company”) held its 2014 Annual Meeting of Shareholders (“Annual Meeting”). Shareholders representing 188,612,448 shares, or 97%, of the common shares outstanding as of the March 17, 2014 record date were present in person or were represented at the meeting by proxy.  Each proposal subject to a vote at the Annual Meeting was described in detail in the Company’s 2014 Proxy Statement dated March 31, 2014 and Proxy Supplement dated April 25, 2014. Final voting results are shown below.

PROPOSAL 1

ELECTION OF DIRECTORS

Shareholders elected, by a plurality of the votes cast, each of the following Class I directors to serve a three-year term expiring at the Company’s 2017 annual meeting of shareholders and until their successors are duly elected and qualified:

NOMINEE	FOR	WITHHOLD	BROKER NON-VOTE

John W. Alden	162,129,549	20,305,892	5,554,498
Brian A. Bernasek	162,139,104	20,311,081	5,528,590
Stephen M. Zide	161,896,784	20,553,401	5,525,590

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders ratified, by the affirmative vote of a majority of the votes cast, the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year ending February 1, 2015.

VOTES FOR	187,009,904	99.15%
VOTES AGAINST	864,417
ABSTENTIONS	89,805
BROKER NON-VOTES	0

PROPOSAL 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Shareholders approved, on an advisory basis and by the affirmative vote of a majority of the votes cast, the resolution to approve the compensation of the Company’s named executive officers.

VOTES FOR	182,270,604	96.64%
VOTES AGAINST	124,163
ABSTENTIONS	45,585
BROKER NON-VOTES	0

PROPOSAL 4

ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON

NAMED EXECUTIVE OFFICER COMPENSATION

Shareholders approved, on an advisory basis, a frequency of every three years for the advisory vote on named executive officer compensation, and this is the frequency the Company will adopt until the next required advisory vote on the frequency of named executive officer compensation.

EVERY YEAR	39,097,269
TWO YEARS	71,667
THREE YEARS	143,210,428
ABSTENTIONS	70,821
BROKER NON-VOTES	5,530,690

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2014	HD SUPPLY HOLDINGS, INC.

	By:	/s/ Ricardo J. Nuñez
Ricardo J. Nuñez